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                                EXHIBIT 23 (j)(i)

                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and to the references to our firm under the caption "counsel" included in and made part of Part B of Post-Effective Amendment No. 26 to the Registration Statement (No. 2-66073) on Form N-1A under Securities act of 1933, as amended, of NRM Investment Company.

                               THE LAW OFFICE OF EDWARD FACKENTHAL

                               By:   /s/ Edward Fackenthal
                                     --------------------------
                                     Edward Fackenthal

Dated:  10/30/04